EXHIBIT 99.1

Total Entertainment Restaurant Corp. to Host Fiscal 2003 Second Quarter Results Conference Call

WICHITA, Kan., July 2, 2003 (PRIMEZONE) -- Total Entertainment Restaurant Corp. (Nasdaq:TENT) announced today that management plans to host a conference call to review results of its fiscal 2003 second quarter ended June 17, 2003.

Chief Executive Officer, Steven M. Johnson, and Chief Financial Officer, James K. Zielke, will host the conference call at 10 a.m. EDT on Tuesday, July 8, 2003 to discuss the fiscal 2003 second quarter earnings release. The call in number is 1-800-369-1141 and the confirmation code is "TENT". A recorded replay of the conference call will be available beginning July 8, 2003 through July 21, 2003. The replay call in number is 1-888-568-0506.

Wichita-based Total Entertainment Restaurant Corp. owns and operates 58 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:  Total Entertainment Restaurant Corp.
          Jim Zielke
          InvestorRelations@totent.com
          316/634-0505 (x6221)